UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 7, 2016

Date of Report (Date of earliest event reported)

ADESTO TECHNOLOGIES CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-37582	16-1755067
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1250 Borregas Avenue, Sunnyvale		94089
(Address of principal executive offices)		(Zip Code)

(408) 400-0578

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On March 7, 2016, Alexei Andreev, a member of the Board of Directors (the “Board”) of Adesto Technologies Corporation (the “Company”), notified the Company of his decision to resign from the Board, effective March 28, 2016. Mr. Andreev is leaving the Board to focus on his commitments to Harris & Harris Group. Mr. Andreev served on the Audit Committee and the Nominating and Governance Committee of the Board of the Company. Mr. Andreev’s decision to resign, to the knowledge of the Company’s executive officers, was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADESTO TECHNOLOGIES CORPORATION

Date: March 11, 2016	By:	/s/ Ron Shelton
Name: Ron Shelton
Title: Chief Financial Officer and Secretary